SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): MAY 8, 2003

HOLLYWOOD CASINO SHREVEPORT

SHREVEPORT CAPITAL CORPORATION

(Exact name of Registrant as specified in charter)

Louisiana		72-1225563
Louisiana	333-88679	75-2830167
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

451 Clyde Fant Parkway

Shreveport, Louisiana 71101

(Address of principal executive offices)

Registrant’s telephone number, including area code: (318) 220-0711

ITEM 4. Changes in Registrants’ Certifying Accountant

Effective with the close of business on February 28, 2003, Penn National Gaming, Inc. (“Penn National”) completed the acquisition of Hollywood Casino Corporation (“HCC”) and its subsidiaries, including the Registrants.

Subsequent to the acquisition, Penn National, as sole shareholder of HCC, appointed BDO Seidman, LLP, Penn National’s current certifying accountants, to be the certifying accountants for HCC and its subsidiaries, including the Registrants. BDO Seidman, LLP replaces Deloitte & Touche LLP who had previously served as certifying accountants for HCC and its subsidiaries.

The client-auditor relationship between Hollywood Casino Shreveport (the “Partnership”) and Deloitte & Touche LLP has ceased as of May 8, 2003 with the completion of the February 28, 2003 audit of the Partnership’s financial statements.

Deloitte & Touche LLP’s report on the Partnership’s financial statements for the year ended December 31, 2001 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Deloitte & Touche LLP’s reports on the Partnership’s financial statements during the most recent fiscal year and the two month period ended February 28, 2003, contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to audit scope, or accounting principles, but were modified as to uncertainty to continue as a going concern.

During the last two fiscal years, and the subsequent period preceding the date hereof, there were no disagreements between the Partnership and Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make a reference to the subject matter of the disagreements in connection with its reports.

None of the “reportable events” described under Regulation S-K, Item 304 (a) (l) (v), occurred within the Partnership’s two most recent fiscal years and any subsequent interim periods preceding the date hereof.

During the last two fiscal years, and the subsequent period preceding the date hereof, the Partnership did not consult BDO Seidman, LLP regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. Exhibits.

16	Letter of Deloitte & Touche LLP in connection with reporting a change in principal auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYWOOD CASINO SHREVEPORT SHREVEPORT CAPITAL CORPORATION By: HCS I, Inc.

Dated: May 9, 2003	By:	/s/ JOHN C. HULL
John C. Hull Chief Financial Officer